As filed with the Securities and Exchange Commission on August 26, 1998
                                                        Registration No. 333-___

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                          PRIME MEDICAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)
          Delaware                                  74-2652727
    (State or other jurisdiction of               (I.R.S. Employer
     Incorporation or organization)                Identification No.)

                   1301 Capital of Texas Highway, Suite C-300
                            Austin, Texas 78746-6550
              (Address of registrant's principal executive offices)
                PRIME MEDICAL SERVICES, INC. AMENDED AND RESTATED
                             1993 STOCK OPTION PLAN
                            (Full title of the plan)

                               KENNETH S. SHIFRIN
                          Prime Medical Services, Inc.
                   1301 Capital of Texas Highway, Suite C-300
                            Austin, Texas 78746-6550
                                 (512) 328-2892
                       (Name, address and telephone number
                       of registrant's agent for service)

                                   Copies to:

                               TIMOTHY L. LA FREY
                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                              1900 Frost Bank Plaza
                               816 Congress Avenue
                               Austin, Texas 78701
                                 (512) 499-6200


This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will thereafter be effected upon option exercises under the Plan.

                         CALCULATION OF REGISTRATION FEE


====================================================================================================================================

          Title of securities               Proposed maximum           Offering            Proposed maximum            Amount of
           to be registered                   amount to be               price                 aggregate           registration fee
                                             registered(1)             per share            offering price
-----------------------------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value(1)......             750,000               $7.875(2)           $5,906,250(2)           $1,742.35(2)
===================================================================================================================================

     (1) Pursuant to Rule 416, there are also being registered such additional shares of common stock as may become issuable pursuant to the antidilution provisions of the Plan. This Registration Statement also pertains to rights to purchase shares of Common Stock of the Registrant. One right is attached to and trades with each share of Common Stock of the Registrant. Until the occurrence of certain events, the rights are not exercisable and will not be evidenced or transferred apart from the Common Stock.
     (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h), using the average of the high and low sales prices reported on The Nasdaq National Market for the Registrant's Common Stock on August 24, 1998.

                                     PART II

               Information Required in the Registration Statement

     Item 3. Incorporation of Documents by Reference

     Prime  Medical  Services,  Inc.,  formerly  known as New  PMSI,  Inc.  (the
"Company") has previously filed a Registration Statement on Form S-8, Registration No. 333-33743 with the Securities and Exchange Commission (the "Commission") with respect to the registration of securities of the same class, relative to the same employment benefit plan, as the securities being registered pursuant to this Registration Statement.

     The Company hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

                  (a)  The Form S-8  Registration  Statement  filed  by the
Company  on August  15,  1997  with  the  Commission  as   Registration   No.
333-33743;
                  (b) The Company's Annual Report on Form 10-K/A (as amended April, 30, 1998);

                  (c) The Company's Quarterly Report on Form 10-Q for the period ended March 31, 1998;

                  (d) The Company's Quarterly Report on Form 10-Q for the period ended June 30, 1998;

                  (e) The description of the Company's outstanding Common Stock contained in the Company's Form 8-A, dated September 14, 1993; and

                  (f) The description of the rights issued to stockholders of the Company contained in the Company's Form 8-A, dated March 10, 1994.

                  All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.  Exhibits

         Exhibit Number                             Exhibit

                  5.1             Opinion of Akin, Gump, Strauss, Hauer & Feld,
                                  L.L.P.

                  23.1            Consent of Akin, Gump, Strauss, Hauer &
                                  Feld, L.L.P. (included in the Opinion filed as Exhibit 5.1 to this Registration Statement)

                  23.2            Consent of KPMG Peat Marwick LLP

                  24.1 Power of Attorney (reference is made to the Signature Page of this Registration Statement)

                  99.1 Prime Medical Services, Inc. Amended and Restated 1993 Stock Option Plan of Prime Medical Services, Inc.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 26th day of August, 1998.


                                    PRIME MEDICAL SERVICES, INC.


                                    By       /s/: Cheryl Williams
                                             --------------------
                                             Cheryl Williams
                                             Vice President-Finance

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Prime Medical Services, Inc., a Delaware corporation, do hereby constitute and appoint Kenneth S. Shifrin and Cheryl Williams, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.


           Signature                     Title                      Date


/s/: Kenneth S. Shifrin            Chairman of the Board and     August 26, 1998
---------------------------        Director
    KENNETH S. SHIFRIN


/s/: Joseph Jenkins, M.D.          President, Chief Executive    August 26, 1998
---------------------------        Officer and Director
    JOSEPH JENKINS, M.D.


/s/: Cheryl Williams               Chief Financial Officer,      August 26, 1998
---------------------------        Vice President-Finance and
    CHERYL WILLIAMS                Secretary (Chief Accounting
                                   Officer)


/s/: Paul R. Butrus                Director                      August 26, 1998
---------------------------
    PAUL R. BUTRUS


/s/: William E. Foree, M.D.        Director                      August 26, 1998
---------------------------
    WILLIAM E. FOREE, M.D.


/s/: Irwin Katz                    Director                      August 26, 1998
---------------------------
    IRWIN KATZ


/s/: John A. McEntire              Director                      August 26, 1998
---------------------------
    JOHN A. MCENTIRE IV



/s/: William A. Searles            Director                      August 26, 1998
---------------------------
    WILLIAM A. SEARLES



/s/: Michael J. Spalding, M.D.     Director                      August 26, 1998
------------------------------
    MICHAEL J. SPALDING, M.D.

                                INDEX TO EXHIBITS


                                                                  Sequentially
                                                                    Numbered
Exhibit Number     Exhibit                                            Page

     5.1           Opinion of Akin, Gump, Strauss, Hauer & Feld,       i
                   L.L.P.

     23.1          Consent of Akin, Gump, Strauss, Hauer & Feld,
                   L.L.P. (included in the Opinion filed as Exhibit 5.1 to this Registration Statement)

     23.2          Consent of KPMG Peat Marwick LLP                    ii

     24.1 Power of Attorney (reference is made to the Signature Page of this Registration Statement)

     99.1          Prime Medical Services, Inc. Amended and            iii
                   Restated 1993 Stock Option Plan